THE COMPANIES LAW

                                ARTICLES OF ASSOCIATION

                                    OF TECHNOPRISES LTD.

Interpretation

1. In these Articles of Association the following terms will have the meanings described below, unless the context requires otherwise:

      "Articles"                        These Articles of Association, as may be
                                        amended from time to time.

      "Audit Committee"                 The  audit  committee  of the  Board  of
                                        Directors,   established   according  to
                                        these Articles and the Law.

      "Company"                         TECHNOPRISES LTD.

      "Director"                        A  member  of  the  Company's  Board  of
                                        Directors.

      "General Meeting"                 A meeting of the company's  Shareholders
                                        convened according to these Articles and the Law.

      "Law" The Companies Law - 1999, including any regulations and regulatory orders relating thereto and to the Company, as will be in effect from time to time.

      "Officer"                         A Director, General Manager,  President,
                                        CEO, Deputy General  Manager,  Assistant
                                        General Manager, and any person holding such office in the Company, even if bearing a different title, and any other manager being directly subordinated to the General Manager.

      "Ordinary Majority"               An   ordinary   majority  of  all  votes
                                        properly cast at a General Meeting, without taking into account abstentions.


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      "Register"                        The register of Shareholders,  including
                                        branch   registers   the   Company   may
                                        maintain, kept according to the Law.

      "Secretary"                       The Company's  corporate  secretary,  as
                                        may be appointed by the Board from time to time.

      "Share Capital"                   The Company's  registered share capital,
                                        as authorized in these Articles.

      "Shareholder"                     Any person or entity that is a holder of
                                        shares of the Company according to these Articles and the Law

      "Special Majority"                A majority of at least sixty-six percent
                                        (66%) of all votes properly cast at a General Meeting, without taking into account abstentions.

      "Voting Instrument"               A written form for  Shareholders to use,
                                        according to these Articles and the Law, in voting at General Meetings.

      "Writing"                         A handwritten,  typewritten,  facsimile,
                                        print,   e-mail  or  any  other  legally
                                        recognized form of communication that can be read.

2. In these Articles, unless the context otherwise requires, terms used herein shall have the meanings ascribed to them in the Law. In addition, words importing the singular will include the plural, and vice versa. Words importing the masculine gender will include the feminine, and words importing persons will include companies, partnerships, associations and all other legal entities. Days, months and years refer to the Gregorian calendar.

3. In the event that an Article is revised or a new Article is added to these Articles, which contradicts an original Article, the revised or added Article(s) will prevail.

4. Unless the context requires otherwise, wherever it is specified in these Articles that the provisions thereof are according to or subject to the provisions of the Law and/or any other law, the intention is to mandatory legislation provisions only.

                                 Public Company

5.    (a) The Company is a public company as defined in the Law.


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      (b)   Subject to any limitation or restriction under any law, the transfer of shares in the Company is not restricted.

      (c)   The number of Shareholders is unlimited.

      (d) The Company may issue any form of its shares or other securities to the public.

6. The liability of each of the Shareholders of the Company is limited to the greater amount of the two - either NIS 1.00, or the amount, which the Shareholder is called to pay to the Company for the shares, which have been allocated to him but have not yet been paid for by him.

                               Permissible Objects

7.    The Objects of the Company may include any activity permitted by law.

8.    The  Company  may  contribute,  from time to time,  reasonable  amounts to
      worthwhile   causes,   even  if  the   contribution   is  not   based   on
      profit-oriented business considerations.

                           Name and Registered Office

9. The name of the Company is: Technoprises Ltd. and in Hebrew: [Hebrew script].

10. The Registered Office of the Company will be at such place as the Board of Directors shall determine from time to time.

                                  Share Capital

11. The authorized Share Capital of the Company is 500,000,000 (five hundred million) non par value shares.

                           Alteration of Share Capital

12. The Company may from time to time, by a Resolution of Shareholders at a General Meeting, whether or not all the shares then authorized have been issued, and whether or not all the shares then issued have been called up for payment, increase its authorized Share Capital by the creation of new shares. Such increase shall be in such amount, divided into shares of such nominal amounts, subject to such restrictions and terms and with such rights and preferences, as the Resolution creating the same shall provide.

13. Unless otherwise provided in the Resolution authorizing the increase of Share Capital, the new shares shall be subject to the same provisions applicable to the shares included in the existing Share Capital with regard to the payment of calls, lien, forfeiture, transfer, transmission and otherwise.


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14.   The Company may, by a resolution of the Shareholders at a General Meeting:

      (a) consolidate and re-divide its Share Capital, fully or partly, into shares of larger nominal (par) value than its existing shares;

      (b) divide, by sub-division of its existing shares or any of them, into shares of smaller nominal (par) value than is fixed by the Memorandum of Association and these Articles; provided, however, that the proportion between the amount paid and the amount unpaid on each share which is not fully paid up shall be retained at such sub-division;

      (c) to cancel any shares of its issued or unissued share capital, and decrease the amount of its authorized share capital by the amount of the shares so canceled, subject to any commitment (including a conditional commitment) given by the Company in respect of such shares and provided that the cancellation of any issued shares shall be equally made on a pro-rata basis with respect to all issued shares of the Company;

      (d) reduce its Share Capital in any manner, subject to any approval required by law.

            The Shareholders may delegate to the Company's Board of Directors, the authority to resolve with respect to execution of actions set forth in Sections 14(a) and 14(b) above, within a time frame and subject guidelines and limitations approved at a General Meeting.

15. If, as a result of a consolidation or split of shares authorized under these Articles, fractions of a share will stand to the credit of any Shareholder, the Board is authorized, at its discretion, to act as follows:

      (a) determine that fractions of shares that do not entitle their owners to a whole share, will be sold by the Company, and that the consideration for such sale be paid to the beneficiaries, on terms the Board may determine;

      (b) allot to every Shareholder who holds a fraction of a share resulting from a consolidation and/or a split, shares of the class that existed prior to the consolidation and/or split, in a quantity that, when consolidated with the fraction, will constitute a whole share, and such allotment will be considered valid immediately prior to the consolidation or split;

      (c) determine the manner for paying the amounts to be paid for shares allotted in accordance with Sub-Section (b) above, including on account of bonus shares; and/or


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      (d)   determine  that  the  owners  of  fractions  of  shares  will not be entitled to receive a whole share in respect of a share fraction or that they may receive a whole share with a different par value than that of the fraction of a share.

                           Allotment and Rights of Shares

16. Subject to these Articles and to the terms of any General Meeting resolution creating new shares, the allotment and issue of shares will be as determined by the Board of Directors, who may in its sole discretion allot and issue such shares to persons on terms and conditions and at such times as determined by the Board of Directors, including the allotment of bonus shares.

17.   (a)   Each ordinary share will entitle its owner to receive notices of, to attend, and to cast one vote at a General Meeting.

      (b) All shares of the Company of the same class shall rank pari passu in respect of dividends, allotment of bonus shares, distribution of assets or otherwise.

18.   (a)   The rights  granted to  Shareholders  of any class of shares  issued with preferred or other special rights will not, unless specifically provided by the terms of issue of the shares of that class, be deemed to be modified by the creation or issue of shares of a different class.

      (b) Unless otherwise provided for by the terms of issuance of particular class of shares, the Company may create or change rights, preferences, restrictions and provisions related to one or more of the classes of shares, after receipt of consent in writing of all Shareholders of the affected class, or a Resolution passed at a General Meeting of such class. These Articles will apply, as applicable, to every such separate General Meeting of a class.

19. The rights applicable to any shares, whether in the original Share Capital or any increased Share Capital, may be changed according to the provisions of these Articles.

                              Repurchase of shares

20. The Company may, at any time and from time to time, subject to the Law, purchase back or finance the purchase of any shares or other securities issued by the Company, in such manner and under such terms as the Board of Directors shall determine, whether from any one or more Shareholders. Such purchase shall not be deemed a payment of dividends; and no Shareholder will have the right to require the Company to purchase his shares or to offer to purchase shares from any other Shareholder.


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                          Share Register and Share Certificates

21. The Company will maintain a Register of Shareholders according to the Law. The Company may maintain the Register of Shareholders or one or two branch Registers of Shareholders, in Israel or another jurisdiction, which will be considered as part of the Register.

22. The Company will not be bound by or required to recognize any right or interest in any share other than rights or interests of the Shareholder duly registered in the Register or otherwise proven in accordance with these Articles and the Law.

23. Every person whose name duly appears as a shareholder in the Register or who otherwise establishes proof of ownership in accordance with these Articles and the Law, will have the right without payment to receive, within two (2) months after allotment or registration of transfer (unless the conditions of allotment or transfer provide for a longer period), a stamped certificate for all the shares registered in his name. The certificate will specify the number of shares for which it is issued. In case of joint Shareholders the Company will not be required to issue more than one certificate to all the joint Shareholders. Delivery of a certificate to any of the joint Shareholders will be sufficient delivery to all. Every certificate will be signed by two Directors and countersigned by the Secretary or by other persons nominated by the Board of Directors for that purpose. The Company may withhold the issue of share certificates for shares not fully paid up.

24. If any share certificate will be defaced, worn out, destroyed or lost, it may be replaced following production of any evidence, provision of any indemnity and payment of any of the Company's out of pocket expenses as the Board of Directors will require. In case of defacement or wearing out, replacement will require delivery of the old certificate.

                     Share Warrants, Options and Debentures

25. The Company may issue from time to time share warrants, options on shares, debentures and similar forms of securities. The price, terms and conditions of any such securities will be determined by the Board of Directors.

26. Subject to the applicable provisions of the Law, the Company may issue and redeem redeemable preference shares and redeemable warrants. The terms of redemption of, and the rights and obligations attached to such securities, shall be determined by the Board of Directors, either in general or with respect to a particular issue.

                                 Lien on Shares

27. The Company will have a lien on every share for all amounts payable by a shareholder in respect of such share, whether or not such payables have matured. However, the Board of Directors may at any time declare any share to be wholly or partly exempt from the provisions of this Article. The Company's lien, if any, on a share will extend to all dividends payable on that share.


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28.   The Company may sell any shares on which it has a lien at such time and in such manner as will be determined by the Board of Directors. However, no sale will be made prior to the lapse of fourteen (14) days from the date of sending a notice in writing to the registered Shareholders, demanding payment of such sum and giving notice of the Company's intention to sell in default. To give effect to any such sale, the Board of Directors may authorize transfer of the shares sold to the purchaser who will be registered as the holder of the Shares. The Company will receive the net proceeds of the sale which will be applied in payment of the sum then payable on the lien. The balance of the sale proceeds, if any, will be paid to the person holding the shares immediately prior to the sale, subject to any lien for sums that were not currently payable for the shares prior to the sale.

                      Calls on Shares; Forfeiture of Shares

29. The Board of Directors may, at its discretion, from time to time authorize the amount and manner of the consideration to be given to the Company for shares. The Board may also make calls on Shareholders for any moneys unpaid on their shares. Each Shareholder will be liable to pay the amount of every call so made on him to the persons and at the times, places and installments specified by the Board. A call may be revoked or postponed as the Board may determine.

30. A call will be considered to have been made, at the time the Board of Directors approves the resolution authorizing such call.

31. The joint shareholders of a share will be jointly and severally liable for the payment of all calls and related installments.

32. The Board of Directors may, at its discretion, authorize receipt of advances from any shareholder relating to future calls on shares. The
      Board may authorize interest to be paid as may be agreed with the advancing shareholder.

33. Any sum that, by the terms of a share, is payable upon the share's allotment or at any fixed date, will be considered to be a call duly made and payable on the date fixed for such payment. In case of non-payment of such sum, the relevant provisions of these Articles will apply as if such sum were a call duly made and notified according to these Articles.

34. The Board of Directors may, upon the issue of shares, differentiate between the Shareholders as to the amount of calls to be paid and the times of payment.

35. If any shareholder fails to pay all or part of any call or installment of a call on or before the day set for such payment, the Board of Directors may serve a notice on such Shareholder. The notice will require payment of the amount remaining unpaid together with interest, at such rate as the Board will determine, and any expenses that may have accrued by reason of such non-payment. The notice will state a date, not less than fourteen
      (14) days from the date of the notice, on or before which such call or installment, and all interest and expenses that have accrued by reason of such non-payment are to be paid. It will also state the place where payment is to be made, and will state that in the event of non-payment on or before the time and at the place set, the shares for which such call was made will be liable to be forfeited. If the requirements of any such notice are not met, any share for which such notice has been given may, as long as the payment required by the notice has not been made, be forfeited by a resolution of the Board to that effect. A forfeiture of shares will include all dividends applicable to the shares not actually paid before the forfeiture, even if the dividend has already been declared.


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36.   When any shares have been  forfeited in  accordance  with these  Articles, notice of forfeiture will be promptly given to the Shareholder or to the person entitled to the shares by transmission, as the case may be. An entry of such notice having been given and of the date of the forfeiture of the applicable shares will be made in the Register. However, a forfeiture will not be invalid solely due to the failure to give such notice or to make such entry in the Register.

37.   (a)   Following  a  forfeiture,  the Board of  Directors  may, at any time before the forfeited share has been otherwise disposed of, revoke the forfeiture and return the share to the Shareholder on terms determined by the Board.

      (b) Every forfeited share may be sold or reallotted or otherwise disposed of, to any other person, on such terms as the Board of Directors may determine.

38. A person whose shares have been forfeited will remain liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to date of payment, in the same manner as if the shares had not been forfeited. Such person will also remain liable to satisfy any claims and demands which the Company might have enforced regarding the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture. However, if the Company chooses to sell the forfeited shares, then the net consideration received by the Company for such shares will be deducted from the amount the person whose shares have been forfeited is liable to pay the Company.

39. The forfeiture of a share will cause the extinction at the time of forfeiture of all claims and demands against the Company regarding the share, and all other rights and liabilities relating to the share as between the forfeiting Shareholder and the Company, except as provided by law.

40. A written declaration by a Director that a share has been duly forfeited according to these Articles and stating the date of forfeiture, will be conclusive evidence of the facts stated in the declaration against any persons claiming to be entitled to the forfeited shares. Such declaration, together with the Company's receipt for the consideration, if any, given for the forfeited shares on their sale or disposition, and a duly signed share certificate delivered to the purchaser, will confer good title to the shares. Such purchaser will be registered as the holder of the shares.


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                         Conversion of Shares into Stock

41.   (a)   The Company may, by a Resolution  of the  Shareholders  at a General
            Meeting, convert any paid-up shares into stock, and may reconvert any stock into paid-up shares of any denomination.

      (b) The holders of stock may transfer the same, or any part thereof, in the same manner, and subject to the same regulations, as the shares from which the stock arose might, prior to conversion, have been transferred, or as near thereto as circumstances admit; but the Board of Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum.

      (c) The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges, and advantages as regards dividends, voting at General Meetings, and other matters as if they held the shares from which the stock arose, but no such privileges or advantage, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of stock as would not, if existing in shares, have conferred that privilege or advantage.

      (d) Such of the Articles of the Company, as are applicable to paid-up shares shall apply to stock, and the words "share" and "Shareholder" therein shall include "stock" and "Stockholder".

                               Transfer of Shares

42. Transfer of fully paid up shares in the Company shall not require the approval of the Board of Directors.

43. No transfer of shares shall be registered unless a proper instrument of transfer has been submitted to the Company, coupled with the certificate for the shares to be transferred, and any other evidence as the Board of Directors may reasonably require of the title of the transferor. The transferor will be considered to remain the Shareholder until the name of the transferee is entered in the Register for the applicable shares.

44. The instrument of transfer of any share shall be in the usual or customary form or as near thereto as possible, and shall be signed by the transferor and transferee.

45. The Board of Directors may decline to register any transfer of shares, which have not been fully paid up.


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46.   The transfer books, the Register and registers of debenture-holders may be closed during such time as the Board of Directors deems fit, not exceeding a total of thirty (30) days in each year.

47. The Board of Directors may determine a fee to be charged for registration of a transfer.

          Transmission of Shares upon Death, Bankruptcy or Dissolution

48. The executors and administrators of the deceased sole holder of a share or, if there are no executors or administrators, such persons, heirs (as evidenced by a probate or such other evidence as the Board of Directors may reasonably deem sufficient) shall be the only persons recognized by the Company as having any title to the share. In case of a share registered in the name of two or more holders, the Company shall recognize the survivor or survivors as the only persons having any title to or benefit in the share.

49. The receiver or liquidator of a Shareholder in winding-up or dissolution, or the trustee in bankruptcy, or any official receiver of any bankrupt Shareholder, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity under this Article, may be registered as a Shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

                                Borrowing Powers

50. The Company may from time to time, at its discretion, borrow or secure the payment of any sum or sums of money for the purposes of the Company.

51. The Company may raise the funds for or secure the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit and, in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages or charges, on the whole or any part of the property of the Company, both present and future, including its uncalled capital at that time and its called but unpaid capital.

                           Convening of General Meetings

52. General Meetings will be held at least once in every calendar year at the time and place, and with an agenda, as may be determined by the Board of Directors. Shareholders representing at least ten percent (10%) of the Company's outstanding share capital and one percent (1%) of the Company's voting power may request the Chairman of the Board to add appropriate items to a General Meeting agenda.

53. Unless otherwise determined by the Board of Directors, the business of an Annual Meeting shall be to receive the financial statements and the Board of Directors report, to elect Directors, to appoint independent certified accountants, and to transact any other business which according to these Articles or the Law is to be addressed at an Annual Meeting. Each such annual General Meeting will be called an "Annual Meeting", and any other Shareholders' meeting will be called a "Special Meeting".


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54.   Each  Annual  Meeting  will take place no later than  fifteen  (15) months after the previous Annual Meeting, and no later than the end of the applicable calendar year. The Board may convene a Special Meeting at any time it deems necessary.

55. The Board of Directors will convene a Special Meeting on receipt of a written request from any of:

      (a) two (2) Directors or twenty-five percent (25%) of the total number of Directors;

      (b) one (1) or more Shareholders, holding at least five percent (5%) of the issued Share Capital and at least one percent (1%) of the Shareholders' voting power; or

      (c) one (1) or more Shareholders holding no less that five percent (5%)of the Company's issued voting shares.

56. A Special Meeting requested under Article 55 above will be convened within the period specified in the relevant provisions of the Law. If the Board of Directors fails to convene such meeting within such time, then the required Special Meeting may be convened, in the same manner as for other Special Meetings, by any of the Directors and/or by Shareholders who requested the convening (representing at least one-half of such Shareholders' voting rights), provided it is convened no later than three
      (3) months after submission of the written request to the Board.

57. The Board of Directors will set a record date in accordance with the requirements of the Law, for Shareholders entitled to receive notice of and vote at a General Meeting. Subject to the terms of the Law, the date to be determined by the Board, shall not precede the date for which a General Meeting was called by more than forty (40) nor by less than four
      (4) days (or any longer or shorter period permitted by Law). The determination of a record date shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may set a new record date for the adjourned meeting.

58. A written notice of the convening of a General Meeting will be given, at least twenty-one (21) days in advance, or a longer period as required under the Law and any other foreign law which may apply to the Company. The notice will specify the place, date and time of the Meeting, the record date, and other items as specified in the Law. The place of the meeting will be in Israel unless otherwise specified by the Board.


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59.   (a)   The accidental  omission to give notice of a General  Meeting to, or the non receipt of notice by, any Shareholder entitled thereto, shall not invalidate the proceedings at such meetings.

      (b) No shareholder present, in person or by proxy, at the commencement of a General Meeting shall be entitled to seek the revocation of any proceedings or resolutions adopted at such General Meeting on account of any defect in the notice of such meeting relating to the time or the place thereof.

                         Proceedings at General Meetings

60. No business will be transacted at any General Meeting unless a quorum is present. The quorum at any General Meeting, will be at least two (2) Shareholders present in person, by Proxy or by a Voting Instrument and holding or representing at least twenty five percent (25%) of the issued voting shares.

61. If within one-half (1/2) hour from the time set for the holding of a General Meeting a quorum is not present, the meeting will be adjourned to the same day, time and place in the next week or as will be determined in the notice to the Shareholders, or another date and place as shall be determined by the Board of Directors If at such adjourned meeting a quorum is not present within one-half (1/2) hour from the time set for holding the adjourned meeting, then any Shareholder, present in person, by Proxy or by a Voting Instrument, will constitute a quorum.

62. Except as provided in these Articles, the Law and any other applicable law, all business transacted at a General Meeting will be decided by a resolution adopted by a simple majority of the votes cast at the General Meeting, not taking into account abstentions.

63. The Chairman of the Board of Directors will preside at any General Meeting, but if there will be no such Chairman, or if at any General Meeting he will not be present or is unwilling to act as Chairman, the Shareholders present will choose any Director to act as Chairman of the meeting. If no Director is present, or if all the Directors present decline to take the chair, the Shareholders present will choose a Shareholder present to be Chairman of the meeting. The Chairman of any General Meeting shall not be entitled to a second or tie-breaking vote.

64. The Chairman may, with the consent of any General Meeting at which a quorum is present (and will if so directed by the meeting) adjourn the meeting from time to time and from place to place. No Shareholder will have the right to any other notice of adjournment. However, whenever a General Meeting is adjourned for twenty one (21) days or more, notice of the adjourned General Meeting will be given in the same manner as for the original General Meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting as originally called.

                 Voting at General Meetings; Voting Instruments

65. Shareholders in the Company who are registered in the Register on the date determined by the Board of Directors in its resolution to convene a General Meeting and who are present at the meeting, in person or by proxy, or deemed to be present by a Voting Instrument, shall be entitled to participate in and vote at the General Meeting.

66. The vote may be by show of hands, by secret ballot, by Voting Instrument or by any other manner authorized by the Board of Directors consistent with the Law. A Shareholder will have one (1) vote for each share held by him. However, unless otherwise determined by the Board, no Shareholder will be permitted to vote at a General Meeting or to appoint a Proxy to so vote unless he has paid all calls for payment and all moneys due to the Company from him with respect to his shares.

67. A Proxy present at a General Meeting will have the same rights as a Shareholder with respect to voting at a General Meeting. A Proxy need not to be a Shareholder.

68. The vote of the senior of any joint Shareholders, whether in person, by Voting Instrument or by Proxy, will be accepted to the exclusion of the votes of other joint Shareholders. For the purpose of these Articles, seniority will be determined by the order in which the names appear in the Register.

69. An objection to a Shareholder's or a Proxy's right to vote in a General Meeting must be raised at the applicable meeting or adjourned meeting in which that person was supposed to vote. The Chairman of the meeting will decide whether to accept or reject any objection raised at the proper time regarding the vote of a Shareholder or Proxy, and the Chairman's decision will be final. Every vote not disqualified as provided above will be valid for all matters at the General Meeting.

70. A Shareholder that is a corporation or other form of legal entity will have the right to appoint a person to be its representative at any General Meeting. The representative so appointed will have the right to exercise on behalf of the entity he represents all the powers that the entity itself might exercise in connection with the General Meeting.

71. A Shareholder who has been declared legally incompetent or has otherwise been appointed a legal guardian, may, following proof of appointment of a legal guardian or similar representative, vote at a General Meeting through such guardian or similar representative, whether in person, by Voting Instrument or by Proxy.

72. A vote by Proxy or by Voting Instrument will be considered valid even in the event of the death or declaration of incompetence of the appointee/signatory or the cancellation of the Proxy appointment or Voting Instrument or expiration of a Proxy appointment or Voting Instrument in accordance with any law, or the transfer of the shares for which the Proxy appointment or Voting Instrument was given, unless the Company receives at the Registered Office, prior to a General Meeting, a written notice as specified below. For a Voting Instrument or Proxy appointment that has been provided to the Company for a specific General Meeting to be considered invalid, a written notice of cancellation of a Voting Instrument or a Proxy appointment must be duly signed by the applicable Shareholder specifying the applicable shares, the name of the Shareholder, legal representative or successor in interest and nature of the event invalidating the Proxy appointment or Voting Instrument. In the event of voting by a secret ballot or by Voting Instrument, a notice canceling the appointment of a Proxy will be valid if it is signed by the appointee/signatory or its legal representative or successor in interest and received at the Registered Office no later than one (1) hour before the beginning of the vote.

73. A Shareholder will have the right, to vote by a Voting Instrument as an alternative to voting in person or by Proxy. In all applicable cases, the Company will send the Voting Instrument to the Shareholders before the applicable General Meeting, no later than the time set for that purpose in the Law.

74. A Shareholder has the right to vote by a separate Proxy with respect to each share held by him, provided that each Proxy will have a separate letter of appointment containing the serial number of the shares for which the Proxy is entitled to vote. If a specific share is included in more than one (1) letter of appointment, then no Proxy will have the right to vote such share.

75. An instrument appointing a Proxy, which is not limited in time, will expire twelve (12) months after the date of its execution. If the appointment is for a limited time period, even exceeding twelve (12) months, the instrument will be valid for such period as specified in the instrument.

76.   (a)   A Voting Instrument,  instrument of appointment of a Proxy, power of attorney  or  other  instrument  relating  to  voting  at a  General
            Meeting, must be in writing.

      (b) Any instrument of appointment a of proxy, whether for any specified meeting or otherwise shall, as far as circumstances permit, be in the following form or in any other acceptable form approved by the Board of Directors:

            "I, , of , being the holder of shares of NIS each, hereby appoint Mr. of to vote for me and on my behalf at the General Meeting of the Company to be held on the day of in the year and at any adjourned meeting of such meeting."

            IN WITNESS WHEREOF I have set my hand this ___ day of the month of _____________ in the year _____."

      (c) The original or a copy of such confirmed instrument will be delivered to the Registered Office, or to such other place in Israel or abroad as the Board may from time to time designate, at least twenty-four (24) hours before the time set for the applicable original or adjourned General Meeting. Otherwise, that person will not be entitled to vote that share through the instrument. At the request of the Chairman of a General Meeting, written evidence of such authorization, in a reasonably acceptable form and content, satisfactory to the Chairman, shall be furnished to the Chairman.

                  Role and Composition of The Board of Directors

77. The Board of Directors will set the policies of the Company and oversee the execution by the General Manager of his tasks and acts. The Board will have all residual powers not granted under these Articles or by law to any other Company body.

78. The General Meeting may assume powers granted under these Articles or by Law to the Board of Directors. However, any decision to assume such powers must be adopted by a Special Majority and must specify the matters and time period for which such powers are assumed.

79. The number of Directors may be determined from time to time by the Board. Unless otherwise determined by the Board, the number of Directors comprising the Board will be at least four (3) and not more than ten (10). The Board will include at least two (2) External Directors in accordance with the requirements of the Law. A Director need not to be a Shareholder.

80. The Directors will be entitled to be reimbursed for reasonable expenses incurred by them in performing their services as Directors. The External Directors shall be paid for their services, as prescribed under the Law and as resolved by the General Meeting.

81. Subject to the provisions of the Law, a Director (or any other Officer) shall not be disqualified by his holding of such office with the Company from holding any other office or function with the Company (other than the office of an Internal Auditor or Independent Certified Accountant) or from giving services for consideration to the Company, save that the additional employment of a Director and the terms thereof must be approved, as required by the Law; nor will a Director (or any other Officer) be disqualified by the holding of such office with the Company from holding any other office or function or from giving services for consideration to a company in which the Company holds any shares or in which it is interested in any other way.

                 Election, Appointment and Removal of Directors

82. Directors will be elected annually by the Shareholders at the Annual Meeting.Directors will hold office until the conclusion of the next Annual Meeting or until their earlier removal or resignation. However, if no Directors are elected at an Annual Meeting, then the persons who served as Directors immediately prior to the Annual Meeting shall be deemed reelected at the same meeting, and will continue to serve as Directors unless otherwise determined by the Annual Meeting. Directors will be eligible for re-election.

83.   Notwithstanding Article 83 above:

      (a) the General Meeting may resolve that a director be elected for a period longer than by the next Annual Meeting but not longer than the third next Annual Meeting.

      (b) Shareholders holding a majority of the outstanding share capital of the Company may remove or elect directors by a written notice to the Company.

      (c) A General Meeting may, remove any Director from his office before the end of his term and can, by a resolution adopted by a simple majority, elect another person in his place.

84. The Chairman of the Board of Directors will be appointed by the Board from the Directors elected to their office. Such Director will serve as Chairman of the Board of Directors until he ceases to hold the office of Director or until the General Meeting replaces him.

85. The Board of Directors will have the power, from time to time, to appoint additional Directors if the current number of Directors is less than ten
      (10) or such other maximum number approved by the Board of Directors. Any Director so appointed will hold office until the conclusion of the next Annual Meeting, unless he is removed or resigns earlier.

86. Where the office of a Director has been vacated, the remaining Directors may continue to act, but if their number is reduced below the minimum number specified in these Articles, or if the number of the Directors elected by a General Meeting is lower than the minimum number specified in these Articles, then the Director or Directors continuing to hold office shall not act except in case of an emergency, or for the purpose of increasing the number of Directors, by way of appointment of additional Directors, or for the purpose of convening a General Meeting of the Company, but not for any other purpose.

87.   Subject to the terms of the Law, a Director will be removed if he:

      (a) becomes bankrupt or enters into similar status (and if the Director is a company, upon its winding-up);

      (b)   dies or is declared legally incompetent;

      (c)   resigns his office by notice in writing given to the Company;

      (d)   is removed by a resolution of a General Meeting; or

      (e) upon the occurrence of any of the applicable events set forth in the Law.

                               Substitute Director

88.   (a)   A Director  may,  by notice in writing to the Company and subject to
            Sub-Section  (b),  appoint  for  a  specific  meeting  a  substitute
            (hereinafter referred to as "Substitute Director"), revoke the appointment of such Substitute Director and appoint another in his place. Any appointment, or revocation of appointment of a Substitute
            Director shall become effective on the date set in the respective notice of appointment or revocation, as the case may be, but not before delivery thereof to the Company.

      (b) A person may not act as a Substitute Director if he is not qualified to be appointed a Director or if he currently serves as a Director or Substitute Director.

      (c) A Substitute Director shall be entitled to receive notices of the meeting of the Board of Directors for which he has been appointed and to attend and vote at such meeting as if he were a Director, and he shall have all the rights and be subject to all obligations of the Director for whom he acts as Substitute Director.

      (d) The office of a Substitute Director shall ipso facto be vacated at the end of the meeting of the Board of Directors for which he has been so appointed; if he is removed from office in accordance with Sub-Section (a) hereof; if the office of the Director by whom he has been appointed Substitute Director is vacated for any reason whatsoever or upon the death of the Substitute Director or upon the occurrence of any of the events referred to in Article 88.

                               External Directors

89.   The Board of Directors will include at least two (2) External Directors or
      such  other  number,   all  as  required  in  order  to  comply  with  the
      qualifications described in the Law.

90. An External Director will be nominated by a majority vote at a General Meeting, provided that:

      (a) The majority vote at the General Meeting will include at least one-third (1/3) of the total number of the votes of the non-controlling Shareholders voting at the meeting. For the purposes of this Article, abstentions will not be counted towards the total number of the non-controlling Shareholders; and

      (b) The total number of non-controlling Shareholders voting against the resolution appointing the External Director, is not more than one percent (1%) of the total voting rights in the Company.

91. The compensation and indemnification of expenses of External Directors will be determined in accordance with the applicable provisions of the Law.

92. An External Director will be appointed for a period of three (3) years. The term of his office may be extended by a resolution of the General Meeting for an additional three (3) years. An External Director may be removed from his office only in accordance with the applicable provisions of the Law.

                           Board of Directors Meetings

93. The Board of Directors may convene, adjourn and otherwise regulate its meetings, as it deems fit; provided, however, that the Board will meet at least once in every three (3) months period. Unless otherwise determined by the Board, the quorum for a Board meeting will be not less than thirty percent (30%) of the then number of Directors but in any event not less then two directors.

94. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present at the commencement of the meeting, and no resolution shall be adopted unless the requisite quorum is present when the resolution is voted upon.

95. Issues arising at any Board of Directors' meeting will be decided by a majority of votes cast at the meeting. In case of a tie, the Chairman will not have a second or casting vote.

96. Each Director will receive at least 3 (three) days prior notice of a Board meeting. Such notice may be given by any means of communication as determined by the Chairmen or the Secretary, including, among others, telephone, facsimile or e-mail. Such notice will include the time and location of the meeting and a reasonable description of the meeting's agenda. Notwithstanding anything to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived (in advance or retroactively) by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice of such failure or defect. Without derogating from the foregoing, no Director present at the commencement of a meeting of the Board of Directors shall be entitled to seek the revocation of any proceedings or resolutions adopted at such meeting on account of any defect in the notice of such meeting relating to the time or the place thereof.

97. At the request of any Director, the Secretary will summon a meeting of the Board of Directors.

98. The Chairman of the Board of Directors shall take the chair at all meetings of the Board of Directors, but if there is no Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time appointed for the meeting, or if he is unwilling to take the chair at the meeting, the Directors present shall choose on Director to serve as the Chairman of such meeting.

99. A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions by or under the Law and the Articles of the Company at that time vested in or exercisable by the Board of Directors.

100. Directors may participate in a Board meeting or Board committee meeting by means of a telephone conference or other communications media, provided that all participating Directors can hear each other simultaneously. Participation by such means will be considered as presence in person at a meeting.

101. All acts done at any meeting of the Board of Directors, or of a Committee of the Board of Directors, or by any person acting as a Director shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of such Directors or members of a Committee of the Board of Directors or persons acting as aforesaid or any of them, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be Director or a member of such Committee of the Board of Directors.

102. A resolution in writing signed by all of the Directors or to which all of the Directors have agreed in writing or by telephone or facsimile, shall be as valid and effective for all purposes as if passed at a meeting of the Board of Directors duly convened and held, and for the purpose of this Article "Director" shall include, if duly appointed therefore, a Substitute Director.

103. Minutes in writing signed by the Chairman will serve as evidence of a resolution passed at a duly convened meeting of the Board of Directors.

                      Committees of The Board of Directors

104. Subject to the applicable provisions of the Law regarding matters that the Board may not delegate to a committee, the Board of Directors may delegate any of its powers to committees consisting of at least three (3) Directors, provided that each such committee shall include at least one
      (1) External Director. The Board of Directors may from time to time revoke such delegation or alter the composition of any such committee. Any committee so formed will exercise its powers in accordance with any directions given to it by the Board.

105. A Board committee may elect a chairman. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the meeting, the committee members present may choose a committee member to be chairman of the meeting. Unless otherwise specifically directed by the Board of Directors, the meetings and proceedings of any committee will be governed by the applicable provisions in these Articles regulating the meetings and proceedings of the Board.

106. A committee may meet and adjourn as its members may determine. Issues arising at any meeting will be determined by a majority of votes of the members present. In case of a tie the chairman of the committee will not have a second or tie breaking vote.

107. The Board of Directors will appoint an Audit Committee composed of at least three (3) Directors qualified under the Law to serve on the Audit Committee, including all the External Directors. The Audit Committee will act according to the requirements of the Law.

                                Local Management

108. The Board of Directors may from time to time, provide for the management and transaction of the affairs of the Company in any specified locality, whether in Israel or abroad, in such manner as it deems fit, and the provisions contained in the next following Article shall be without prejudice to the general powers vested by these Articles on the Board of Directors.

109. The Board of Directors may from time to time, and at any time, establish any local board or agency for managing any of the affairs of the Company in any such specified locality, and may appoint any person to be a member of such local board, or any manager or agent, and may fix their remuneration. Subject to the provisions of the Law, the Board of Directors may from time to time, and at any time, delegate to any person so appointed any of the powers, authorities and discretions at that time vested in the Board of Directors, on such terms and subject to such conditions as the Board of Directors deems fit, and the Board of Directors may at any time remove any person so appointed and may revoke or vary any such delegation.

                                 General Manager

110. The Board of Directors shall from time to time appoint one or more persons, whether or not Directors as Chief Executive Officer or Officers, General Manager or Managers, or President of the Company, either for a fixed or an unlimited term, and from time to time (subject to any provisions of the Law and of any contract between any such person and the Company) remove or dismiss him or them from office and appoint another or others in his or their stead.

111. The remuneration of a General Manager, Chief Executive Officer and President, shall from time to time (subject to the provisions of the Law and any contract between him and the Company) be determined by the Board of Directors.

112. The General Manager shall be responsible for the day-to-day management of the Company's affairs within the framework of the Company's policy set by the Board of Directors and subject to its directions; he shall have all management and execution powers not vested by the Law or these Articles in any other Organ, and he will be subject to the supervision of the Board of Directors. Subject to the provisions of the Law, the Board of Directors may from time to time, and at any time, entrust to and confer upon the General Manager such powers exercisable under the Articles by the Board of Directors as it may deem fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as it deems expedient; and it may confer such powers, either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the Board of Directors in that behalf; and may from time to time revoke, withdraw, alter, or vary all or any of such powers.

                             Dividends and Reserves

113. The Board of Directors may from time to time declare and cause the Company to pay to the Shareholders such interim or final dividend as the Board of Directors deems appropriate considering the profits of the Company and in compliance with the provisions of the Law. The Board may set the dividend record date (which date may be on or after the date of declaration) and the time for payment.

114. No dividend shall be paid otherwise than out of the profits of the Company.

115. No dividend shall be paid other than in compliance with the provisions of the Law; and no dividend shall carry interest as against the Company.

116. The Board of Directors may, before declaring any dividend, set aside, out of the profits of the Company, such sums as it deems appropriate, as a reserve fund to meet contingencies, or for equalization of dividends, or for special dividends, or for repairing, improving and maintaining any of the property of the Company, or for such other purposes as the Board of Directors shall in its absolute discretion deem conducive to the interests of the Company; and may invest such sum(s) so set aside in such investments as it may deem fit, and from time to time vary such investments, and dispose of all or any part thereof for the benefit of the Company, and may divide the reserve fund into such special funds as it deems fit, and use the reserve fund or any part thereof in the business of the Company, and that without being bound to keep the same separate from the other asset of the Company.

117. Subject to special rights of Shareholders and subject to the provisions of these Articles, dividends, whether in cash or in bonus shares, shall be paid or distributed, as the case may be, to Shareholders pro rata to the amount paid up or credited as paid up on account of the of their shares, without taking into consideration any premium paid thereon; but the amount paid up on account of a share prior to call being made thereon or prior to the due date for payment thereof, and on which the Company is paying interest, shall not, for purposes of this Article, be deemed to be an amount paid up on account of a share. Notwithstanding the above, and to the extent that the rights attached to the shares or the terms of issue thereof otherwise provide, the Board of Directors may determine that any amount paid on a share during the period in respect of which the dividend has been declared shall entitle the holder of such share only to a proportionate amount of the dividend having regard to the date of the payment of the said amount of capital.

118. Unless otherwise directed by the Board of Directors or by a General Meeting, any dividend may be paid by check or bank transfer to the registered address of the Shareholder; or in case of joint Shareholders, to the one of them first named in the Register regarding the joint holding. The receipt of the person whose name on the record date appears on the Register as the owner of any share, or in the case of joint Shareholders, of any one of such joint Shareholders, will be sufficient evidence of all payments made for such share. All dividends unclaimed after having been declared may be invested or otherwise used as directed by the Board for the benefit of the Company until claimed. Upon the lapse of seven (7) years from the declaration of such dividends, the Company will have no obligation to pay the unclaimed dividend. No unclaimed dividend or interest will bear interest from the Company.

119. Without derogation from the provisions of Section 113, upon the recommendation of the Board of Directors approved by a resolution at a General Meeting, any General Meeting may resolve that any moneys, investments, or other assets forming part of the undivided profits of the Company standing to the credit of the reserve fund, or to the credit of the reserve fund for the redemption of capital or in the hands of the Company and available for distribution of dividends, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized and distributed among such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion and on the same basis ; and that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full, either at par or at such premiums as the resolution may provide, any unissued shares or debentures of the Company, which shall be distributed accordingly and shall be accepted by such Shareholders in full satisfaction of their rights in the said capitalized sum.

120. Without derogation from the provisions of Section 113, a General Meeting may resolve that a dividend be paid, in whole or in part, in cash and/or by the distribution of specific assets and, in particular, by distribution of paid-up shares, paid-up debentures, or debenture stock of any other company, or in any one or more combinations of such ways.

121. In order to give effect to any resolution regarding the distribution of shares or debentures by way of capitalisation of profits as aforesaid, the Board of Directors may:


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

      (a) settle, in such manner as it deems fit, any difficulty arising with regard to the distribution and take any steps it deems fit to overcome such difficulty;

      (b) issue certificates for fractions of shares or resolve that fractions of lesser amount than that decided upon by the Board of Directors will not be taken into account for the purpose of adjusting the rights of the shareholders, or sell fractions of shares and pay the net consideration to the persons entitled thereto;

      (c) sign on the shareholders' behalf any contract or other document that may be required in order to give effect to the distribution, and in particular it may sign and submit for registration a contract as mentioned in section 291 of the Law;

      (d) make any arrangement or other settlement required, in the board of directors' opinion, to facilitate the distribution.

122. The Board of Directors may deduct from any dividend or other amount to be paid in respect of shares held by any Shareholder, whether alone or together with another Shareholder, any sum or sums due from him and payable by him, alone or together with any other person, to the Company on account of calls or the like.

123. If several persons are registered as joint holders of any share, any one of them may give valid receipts for any dividends payable on the share.

                                     Minutes

124. The Board of Directors shall cause minutes to be duly entered in books provided for that purpose:

      (a) of the names of the Directors present at each meeting of the Board of Directors and of any Committee of the Board of Directors;

      (b)   of the names of the Shareholders present at each General Meeting;

      (c) of all directions given by the Board of Directors to any Committee of the Board of Directors;

      (d) of the proceedings and resolutions of General Meetings and of meetings of the Board of Directors and Committees of the Board of Directors.

125. Any minutes, as aforesaid, of a meeting of the Board of Directors, which is confirmed and signed by the chairman of the meeting or by the Chairman of the Board of Directors, and any minutes of a meeting of a Committee of the Board of Directors or of a General Meeting, if signed by the chairman of such meeting, shall be accepted as prima facie evidence of the matters therein recorded.

                          Stamp and rights of signature

126. The Company shall have a stamp, and the Board of Directors shall provide for the safe custody of such stamp.

127. The Board of Directors shall be entitled to authorize any person(s) (even if such person(s) is/are not Director(s) of the Company) to act and sign on behalf of the Company, and the acts and signatures of such person or persons on behalf of the Company shall bind the Company insofar as such person or persons acted and signed within the scope of his or their authority.

                      The Secretary, officers and Attorneys

128. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, the President or any committee or officer authorized by the Board of Directors may from time to time appoint a Secretary for the Company, as well as other officers, personnel, agents and employees, to permanent, temporary or special positions, and the General Manager may determine and/or modify their titles, powers, duties, remuneration, salaries and bonuses. The Chairman of the Board of Directors, the President, or any committee or officer authorized by the Board of
      Directors may from time to time, in its discretion, revoke such appointments, modify their scope, or suspend the service of any one or more of such persons.

129. The Board of Directors may from time to time, and at any time, by power of attorney, appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the Company's Attorney or Attorneys for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the General Manager under the Law or these Articles), and for such period and subject to such conditions as it deems fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such Attorney as the General Manager may deem fit, and may also authorize any such Attorney to delegate all or any of the powers, authorities and discretions vested in him.

                                    Accounts

130. The Board of Directors will cause the Company's books of accounts to be kept in accordance with legal requirements. A Shareholder who is not a Director shall not have any right of inspecting any account or book or document of the Company except as conferred upon him by Law or authorized by the Board of Directors or by the General Meeting.

131. The Company will issue financial statements as required by the Law and other applicable laws. The issued financial statements will be available for inspection by the Board of Directors and Shareholders at the Registered Office during regular office hours.


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

                        Independent Certified Accountants

132. The Company will appoint Independent Certified Accountants at a General Meeting. The Independent Certified Accountants will hold office until the end of the next Annual Meeting. However, the Shareholders at a General Meeting may remove the Independent Certified Accountants or extend the term of appointment for up to three (3) years.

133. The fee of the Independent Certified Accountants will be set and approved by the Board of Directors.

                                Internal Auditor

134.  (a)   The Board of Directors,  subject to the  recommendation of the Audit
            Committee,  will appoint an Internal  Auditor for the  Company.  The
            Internal Auditor will report to the General Manager.

      (b) The Internal Auditor may only be removed or replaced in accordance with the applicable provisions of the Law.

                                     Mergers

135. Notwithstanding Section 327 of the Law, the Company may approve any Merger as defined in the Law, by a resolution adopted by a simple vote cast at a General Meeting, not taking into account abstentions.

                                    Notices

136.  (a)   Notices by the Company to a Shareholder shall be given by registered mail to the address, if any, supplied by such Shareholder for the purpose of giving notices, as listed in the Register. In the absence of such address, notice shall be deemed to have been given by posting thereof at the Registered Office of the Company. Notice may also be given by way of transmission of facsimile and/or e-mail, based on details of such Shareholder as listed in the Register.

      (b) Notice by registered mail shall be deemed received three (3) days from the date on which a properly addressed, prepaid enclosure containing the notice was mailed. Notice by facsimile and/or e-mail, shal be deemed to be received (i) one day from their transmission.

137. Notice to joint Shareholders may be given by sending it only to the Shareholder first named in the Register for the applicable shares.

138.  (a)   The Board of  Directors  may  authorize  other  methods of notice to
            Shareholders that are consistent with the Law.

      (b) Notices of General Meetings will contain the information required by the Law.

                       Exemption, Insurance and Indemnity

139. The Company may exempt any Officer from his liability to the Company for breach of duty of care, to the maximum extent permitted by law, before or after the occurrence giving rise to such liability.

140. Subject to the provisions of the Law, the Company may exempt and release in advance or retroactively, any Officer from liability resulting from his breach of his duty of care to the Company.

141. Subject to the provisions of the Law, the Company may procure, as the Board may from time to time determine, Directors' and Officers' liability insurance covering the liabilities of an Officer for any act done by him by virtue of being an Officer, in respect of any of the following:

      (a) breach of duty of care towards the Company or towards any other person;

      (b) breach of fiduciary duty towards the Company, provided that such Officer acted in good faith and had a reasonable basis to assume that his action would not harm the interests of the Company;

      (c)   financial liabilities imposed on him in favor of a third party; or

      (d) any other event for which insurance of an Officer is or may be permitted.

142. Subject to the provisions of the Law, the Company may undertake in advance or retroactively to indemnify any past or present Officer in respect of a liability or expense as detailed in Article 143 below, imposed on him as a result of an act carried out in his capacity as an Officer. However, if made in advance, such undertaking will be limited to the kinds of events that, in the Board's opinion, are foreseeable at the time of the approval of the indemnification undertaking and will be limited to the amount fixed by the Board as reasonable under the circumstances which shall not exceed 25% of the Company's Shareholders Equity for the time being.

143. An indemnity, as provided in Article 142 above, may be issued in respect of a liability or expense as follows:

      (a) a monetary liability imposed on the Officer in favor of a third party under a judgment, including a judgment by way of compromise or judgment of an arbitrator approved by a court;

      (b) reasonable expenses of the proceedings, including lawyers' fees, expended by the Officer or imposed on him by the court for:

            (1) proceedings issued against him by or on behalf of the Company or by a third party;

            (2)   criminal proceedings in which the Officer was acquitted; or

            (3) criminal proceedings in which he was convicted in an offense, which did not require proof of criminal intent; or (c) any other liability or expense for which the indemnification of an Officer is not precluded by Law.

144. Subject to the provisions of the Law, the Company may issue an undertaking in advance or retroactively to indemnity any person, including an Officer, who acts or acted on behalf or at the request of the Company as a director or officer of another company in which the Company, directly or indirectly, is a shareholder, or in which the Company has any other interest. Such indemnity will be in respect of a liability or expense referred to in Article 146 above, imposed on him as a result of an act carried out by him in his capacity as a director or officer of the other company. However, such undertaking, if made in advance, will be limited to the kinds of events that, in the Board's opinion, are foreseeable at the time of the approval of the indemnification undertaking and will be limited to the amount set by the Board as reasonable under the circumstances which shall not exceed 25% of the Company's Shareholders Equity for the time being.

145. Subject to the provisions of the Law, nothing in these Articles will limit the Company, in any manner, from entering into an agreement of liability insurance, or in granting an exemption or indemnification in respect of:

      (a) an Officer, or a director or officer of another company as provided in Article 144 above, to the extent that the insurance, exemption or indemnity is not prohibited by law; or

      (b) any person who is not an officer, or a director of another company as provided in Article 145 above, including but not limited to employees and representatives of the Company. Reorganization and Winding Up

146. If the Company will be wound up voluntarily the liquidators may, with the approval of a Special Majority of the Shareholders voting at a General Meeting, divide among the Shareholders any part of the Company's assets remaining after payment of all of the Company's outstanding obligations. Such approval may also vest any part of the Company's assets to trustees under trusts for the benefit of the Shareholders as the liquidators may determine.

147 On any sale of the Company or its assets through a liquidation or winding-up, a Special Majority of the Shareholders voting at a General Meeting may authorize the Board of Directors or liquidators to:

      (a) accept fully or partly paid up Shares, debentures, or other Company securities, whether registered in Israel or in other jurisdictions, whether existing or contingent, for the purchase in whole or in part of Company property and, if the profits of the Company permit, distribute such shares, securities or any other Company property among the Shareholders without requiring their realization, or vest the same in trustees for their benefit; and/or

      (b) distribute or appropriate the Company's cash, Shares, other securities, benefits or property as so approved at the General Meeting. In such case, all Shareholders will be bound to accept any valuation on distribution so authorized, and will waive all rights in relation to such valuation, except where otherwise required by law.

                             Amendments to Articles

148. These Articles may be amended, in whole or in part, by an Ordinary Majority of the Shareholders voting at a General Meeting.


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